As filed with the Securities and Exchange Commission on November 15, 2018

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

FINTECH ACQUISITION CORP. III
(Exact name of registrant as specified in its charter)

Delaware	6770	82-0895994
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

2929 Arch Street, Suite 1703
Philadelphia, PA 19104-2870
(215) 701-9555
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

James J. McEntee, III
President and Chief Financial Officer
FinTech Acquisition Corp. III

2929 Arch Street, Suite 1703
Philadelphia, PA 19104-2870
(215) 701-9555

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Mark E. Rosenstein Derick Kauffman Ledgewood 2001 Market Street, Suite 3400 Philadelphia, PA 19103 (215) 731-9450 (215) 735-2513 — Facsimile	Douglas S. Ellenoff, Esq. Stuart Neuhauser, Esq. Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas, 11th Floor New York, New York 10105 (212) 370-1300 (212) 370-7889 — Facsimile

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ 333-227951

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging Growth company	☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered	Proposed maximum offering price per share(1)	Proposed maximum aggregate offering price(1)		Amount of registration fee
Units, each consisting of one share of Class A Common Stock, $.0001 par value, and one-half of one Warrant(2)(3)	2,875,000 Units	$10.00		$28,750,000	$3,485
Shares of Class A Common Stock included as part of the Units(2)(3)	2,875,000 Shares	—		—	—	(4)
Warrants included as part of the Units(2)(3)	1,437,500 Warrants	—		—	—	(4)
Total			$		$3,485	(5)

(1)	Estimated solely for the purpose of calculating the registration fee.
(2)	Represents only the additional number of securities being registered. Does not include the securities that the Registrant previously registered on the Registration Statement on Form S-1 (File No. 333-227951).
(3)	Pursuant to Rule 416, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(4)	No fee pursuant to Rule 457(g).
(5)	The Registrant previously registered securities having a proposed maximum aggregate offering price of $316,250,000 on its Registration Statement on Form S-1, as amended (File No. 333-227951), which was declared effective by the Securities and Exchange Commission on November 15, 2018. In accordance with Rule 462(b) under the Securities Act, an additional number of securities having a proposed maximum offering price of $28,750,000 is hereby registered, which includes securities issuable upon the exercise of the underwriters’ over-allotment option.

The Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Registration Statement on Form S-1 is being filed with respect to the registration of 28,750,000 additional units of FinTech Acquisition Corp. III, a Delaware corporation (the “Registrant”), pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and General Instruction V to Form S-1. Each unit consists of one share of Class A common stock and one-half of one warrant. Each whole warrant entitles the holder to purchase one whole share of Class A common stock at a price of $11.50 per share, subject to adjustments, and only whole warrants are exercisable. This Registration Statement relates to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-227951) (the “Prior Registration Statement”), initially filed by the Registrant on October 23, 2018 and declared effective by the Securities and Exchange Commission on November 15, 2018. The required opinions of counsel and related consents and independent registered public accounting firm’s consent are attached hereto and filed herewith. Pursuant to Rule 462(b), the contents of the Prior Registration Statement, including the exhibits thereto, are incorporated by reference into this Registration Statement.

CERTIFICATION

The registrant hereby certifies to the Securities and Exchange Commission that (1) it has instructed its bank to pay the filing fee set forth on the cover page of this Registration Statement by a wire transfer of such amount to the Commission’s account at U.S. Bank as soon as practicable (but no later than the close of business as of November 16, 2018), (2) it will not revoke such instructions, (3) it has sufficient funds in the relevant account to cover the amount of such filing fee and (4) it will confirm receipt of such instructions by its bank during regular business hours no later than November 16, 2018.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.	Exhibits and Financial Statement Schedules.

(a) Exhibits. All exhibits filed with or incorporated by reference in the Registration Statement on Form S-1 (SEC File No. 333-227951) are incorporated by reference into, and shall be deemed a part of, this Registration Statement, and the following additional exhibits are filed herewith, as part of this Registration Statement:

Exhibit No.	Description
5.1	Opinion of Ledgewood, P.C.
23.1	Consent of WithumSmith+Brown, PC.
23.2	Consent of Ledgewood, P.C. (included in Exhibit 5.1).
24.1	Powers of Attorney (included in signature page to the Registrant’s Prior Registration Statement (File No. 333-227951) filed on October 23, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania on this 15th day of November, 2018.

FINTECH ACQUISITION CORP. III

By:	/s/ James J. McEntee, III
Name:	James J. McEntee, III
Title:	President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Name	Position	Date

*	Chief Executive Officer	November 15, 2018
Daniel G. Cohen	(Principal Executive Officer)

/s/ James J. McEntee, III	President, Chief Financial Officer and Secretary	November 15, 2018
James J. McEntee, III	(Principal Financial Officer and Principal Accounting Officer)

*	Chairman of the Board of Directors	November 15, 2018
Betsy Z. Cohen

*	Director	November 15, 2018
Mei Mei Tuan

*	Director	November 15, 2018
Pawneet Abramowski

* By:	/s/ James J. McEntee, III
James J. McEntee, III, Attorney-in-fact